Consent of Independent Registered Public Accounting Firm

Board of Directors
Auxilio Inc. and Subsidiaries

We consent to the incorporation by reference of our report dated April 1, 2005 of Independent Registered Public Accounting Firm covering the consolidated financial statements of Auxilio Inc. and Subsidiaries as of December 31, 2004 and the related consolidated statements of operations, comprehensive income, stockholders' equity (deficit), and cash flows for the year then ended included in the Post Effective Amendment No.1 to Form SB-2 Registration Statement (Reg No. 333-135640) of Auxilio, Inc. and Subsidiaries expected to be filed on or about August 30, 2006, and to the reference to our firm under the heading "Experts".

                              /s/ Stonefield Josephson, Inc.

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                              CERTIFIED PUBLIC ACCOUNTANTS

                              Irvine, California
                              August 29, 2006